UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

December 23, 2013

INNOVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-52991                      87-0324697

(Commission File Number)     (IRS Employer Identification No.)

4275 Executive Square, Suite 200, La Jolla CA 92037
(Address of principal executive offices) (Zip code)

858-964-5123

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐   Pre-commencement communications pursuant to Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 24, 2013, Innovus Pharmaceuticals, Inc. (“Innovus Pharma” or the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) with Innovus Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Semprae Laboratories, Inc., a Delaware corporation (“Semprae”), certain stockholders of Semprae party thereto (the “Major Stockholders”) and Quaker Bioventures II, L.P., a principal stockholder of Semprae, pursuant to which, on the same date, Merger Sub merged into Semprae with Semprae continuing as the surviving corporation and a wholly-owned subsidiary of the Company.

Semprae is a company located in New Jersey that was founded by women in 2008 with the goal of improving women’s sexual lives. From the beginning, Semprae has been marketing its proprietary product Zestra™, the first non-prescription product clinically proven to increase arousal, sensation, pleasure and satisfaction in women. In 2011, Semprae introduced Zestra Glide™, an accompanying water based lubricant. Together the two products had gross sales of approximately $1 million in 2013.

As a result of the acquisition, the Company acquired all of Semprae’s assets and liabilities, including its two women’s products, which were added to the Company’s current portfolio of male sexual dysfunction products and other topical products. Semprae also maintains a number of international patents and trademarks on its two products.

In the merger, the former Semprae stockholders are entitled to receive an aggregate of 3,201,776 shares of the Company’s common stock, which shares represent 15% of the total issued and outstanding shares of common stock of the Company as of the close of business on the closing date of the merger, plus an annual cash royalty payment equal to 5% of the net sales of Zestra™, Zestra Glide™ and any second generation of such products up until the time that a generic version of Zestra™ or Zestra Glide™ is introduced by a third party. The Company also agreed to pay by December 31, 2013 a loan of $343,500 that Semprae owes to the New Jersey Economic Development Administration.

Fifteen percent of the shares of the Company’s common stock issued at the closing of the merger were deposited into an escrow for a 12-month period to satisfy any claims for damages suffered by the Company for certain breaches of Semprae’s and the Major Stockholders’ representations, warranties and covenants. The Company may off-set royalty payments if Semprae or the Major Stockholders breach their indemnification obligations. The Company also indemnified the Major Stockholders for damages arising out of breaches of the Company’s representations, warranties and covenants.

The shares issued in the merger to the former Semprae stockholders are “restricted securities” and the Semprae stockholders have agreed to certain restrictions on their ability to sell such shares. Under the Merger Agreement, until January 1, 2018, certain of the former Semprae stockholders agreed not to seek election to the Company’s Board of Directors.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The summary of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The Merger Agreement has been attached as an exhibit to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub, Semprae or any other party thereto. The Merger Agreement contains representations and warranties that the parties made to and solely for the benefit of each other. The representations and warranties may not be intended as statements of fact but instead as a way of allocating contractual risk between the parties to the Merger Agreement, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they are modified in important part by the underlying disclosure schedules and were made only as of the date of the Merger Agreement and as of the closing date of the Merger. Information concerning the subject matter of such representations and warranties may change after the date of the closing of the Merger, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

 Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01 of this report.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 23, 2013, the Company issued an 8% debenture to an unrelated third party accredited investor in the principal amount of $350,000 (the “Debenture”). The Debenture bears interest at the rate of 8% per annum. The principal amount and interest are payable on August 31, 2014. The Debenture contains certain events of default for (a) failure to pay the principal or interest thereunder, (b) failure to pay any amount of $50,000 or greater under any indebtedness, (c) any representation, warranty, covenant or agreement made by the Company that the Debenture was incorrect in any material respect on or as of the date made (d) any other default by the Company under the Debenture in any material respect and (e) the commencement of any bankruptcy or other liquidation or reorganization by the Company as described in the Debenture. Dr. Bassam Damaj, the President and Chief Executive Officer of the Company, has personally guaranteed payment of the principal and interest under the Debenture in the case of any event of default by the Company.

A copy of the Debenture is attached as Exhibit 2.3 to this report and is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

See Items 1.01 and 2.03 of this report.

The shares to be issued pursuant to the Merger Agreement will be offered and sold without registration under the Securities Act of 1933 to accredited investors in reliance upon the exemption provided by Rule 506(b) of Regulation D promulgated thereunder, and may not be re-offered or resold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.  An appropriate legend will be placed on the shares.

The Debenture was offered and sold without registration under the Securities Act to an accredited investor in reliance upon the exemption provided by Rule 506(b) of Regulation D promulgated thereunder, and may not be re-offered or resold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.  An appropriate legend was placed on the Debenture.

Item 7.01 Regulation FD Disclosure

On December 30, 2013, the Company issued a press release announcing the acquisition of Semprae described above.

A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference. The information under this Item 7.01 and in Exhibit 99.1 to this report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 to this report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K must be filed

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, made as of December 24, 2013, by and among Innovus Pharmaceuticals, Inc., Innovus Acquisition Corporation, Semprae Laboratories, Inc., the major stockholders of Semprae Laboratories, Inc. party thereto and Quaker Bioventures II, L.P., as principal stockholder of Semprae Laboratories, Inc.

10.1	8% Debenture issued by Innovus Pharmaceuticals, Inc. on December 23, 2013.

99.1	Press release issued on December 30, 2013

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 30, 2013

Innovus Pharmaceuticals, Inc.
By	s/Bassam Damaj
President and Chief Executive Officer (Principal Financial Officer and Duly Authorized to Sign on the Behalf of Registrant)

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, made as of December 24, 2013, by and among Innovus Pharmaceuticals, Inc., Innovus Acquisition Corporation, Semprae Laboratories, Inc., the major stockholders of Semprae Laboratories, Inc. party thereto and Quaker Bioventures II, L.P., as principal stockholder of Semprae Laboratories, Inc.

10.1	8% Debenture issued by Innovus Pharmaceuticals, Inc. on December 23, 2013.

99.1	Press release issued on December 30, 2013